UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2013

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32563 (Commission File Number)	23-2956944 (IRS Employer Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2013, Orchids Paper Products Company (“Orchids”) increased the size of its Board from seven to eight members and appointed Mr. Mark Ravich to fill the resulting vacancy and serve as a member of the Board effective as of February 13, 2013. It has not yet been determined on which Board committee, if any, Mr. Ravich will serve.

In connection with his service as a director, Mr. Ravich will receive Orchids’ standard non-employee director compensation. Cash compensation consists of an annual retainer of $20,000 and an attendance fee of (i) $1,200 for each meeting attended in person and (ii) $600 for each meeting attended by telephone. If appointed to serve on any committees of the Board, he also would receive compensation for his committee service consistent with that of other committee members.

Upon his appointment, pursuant to the Board’s equity grant policy for non-employee directors, Mr. Ravich automatically received options for 3,750 shares of Orchids common stock at an exercise price of $21.695 per share, the average of the high and low prices of the common stock on February 13, 2013.

In connection with his appointment, Mr. Ravich will enter into Orchids’ standard form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: February 15, 2013	By:	/s/ Keith R. Schroeder
Keith R. Schroeder Chief Financial Officer